SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549

                             FORM 8-K

                          CURRENT REPORT

              Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


  Date of Report  (Date of earliest event reported)   November 6, 2001


                      Brauvin Net Lease V, Inc.
         (Exact name of registrant as specified in its charter)


          Delaware           0-28332                 36-3913066
      (State or other       (Commission             (IRS Employer
       jurisdiction of      File Number)           Identification
         organization)                                  Number)


  30 North LaSalle Street,  Suite 3100,  Chicago, Illinois        60602
         (Address of principal executive offices)              (Zip Code)


 Registrant's telephone number, including area code           (312) 759-7660


                         Not Applicable
   (Former name or former address, if changed since last report)



Item 4.        Changes in Registrant's Certifying Accountant

  On November 6, 2001, Brauvin Net Lease V, Inc. (the "Fund") dismissed Deloitte & Touche LLP as its independent accountant. Delotte & Touche LLP's report on the financial statements for either of the past two years did not contain an adverse opinion or disclaimer of opinion and was not modified as to uncertainty, audit scope or accounting principles. The decision to change the Fund's accountant was approved by the Fund's Board of Directors to reduce the costs associated with the audit. In the Fund's fiscal years ended 1999 and 2000 and the subsequent interim period preceding the dismissal there were no disagreements with Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which would have caused Deloitte & Touche LLP to make reference to
the matter in their report.   There were no reportable events as that term is
described in Item 304(a)(1)(iv)(B) of Regulation S-B.

  On November 7, 2001, the Fund engaged Altschuler, Melvoin and Glasser LLP as its independent accountant. The decision to engage Altschuler, Melvoin and Glasser LLP was approved by the Board of Directors. Neither the Fund (nor someone on its behalf) consulted Altschuler, Melvoin and Glasser LLP regarding: (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Fund's financial statements; or (ii) any matter that was either the subject of a disagreement or a reportable event.



Item 7.        Financial Statements and Exhibits.

(C) Exhibits
  (16) Letter of Deloitte & Touche LLP on changes in certifying accountant.


November 9, 2001

Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C.  20549

Dear Sirs/Madams:

We have read and agree with the comments in Item 4 of Form 8-K dated November 6, 2001 of the following entities:

          Brauvin Real Estate Fund L.P. 4
          Brauvin Real Estate Fund L.P. 5
          Brauvin Income Properties L.P. 6
          Brauvin High Yield Fund L.P.
          Brauvin High Yield Fund L.P. II
          Brauvin Net Lease V, Inc.


Yours truly,

/s/ Deloitte & Touche LLP




                            SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                 BRAUVIN NET LEASE V, INC.



                           By:/s/ James L.  Brault

                                  James L. Brault, Executive Vice President, and Secretary

                           Dated:       November 13, 2001